FOR IMMEDIATE RELEASE
January 27, 2016

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Record Operating Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 128-year-old IBERIABANK (www.iberiabank.com), reported operating results for the fourth quarter ended December 31, 2015. For the quarter, the Company reported income available to common shareholders of $44.4 million, or $1.08 fully diluted earnings per common share (“EPS”). In the fourth quarter of 2015, the Company incurred non-operating expenses net of non-operating revenue and income taxes equal to $1.0 million, or $0.03 per common share. Excluding non-operating items, operating EPS in the fourth quarter of 2015 was $1.11 per common share on a non-GAAP operating basis (refer to press release supplemental table.) The $1.11 operating EPS results in the fourth quarter of 2015 were within management's guidance range, equated to a 4% improvement on a linked quarter basis, and was a record level of quarterly operating EPS for the Company.

Daryl G. Byrd, President and Chief Executive Officer, commented, “This was a very busy and productive quarter for our Company. Our net interest margin expanded considerably in the final quarter of the year, though much of the positive impact of the recent increase in short-term interest rates will occur in the first quarter of 2016. We increased operating revenues and reduced operating expenses, resulting in our lowest operating efficiency ratio in at least 27 quarters. I am pleased with the progress we achieved toward our targeted efficiency ratio of 60% and our improved bottom-line profitability. We continue to execute on our revenue and efficiency improvement initiatives. Overall, I'm very pleased with the progress we have achieved this quarter and our sustained focus."

Byrd continued, "For the full year of 2015, we achieved record operating EPS of $4.18, up 12% compared to 2014. In addition, in 2015 we attained record levels of annual total revenues, loan originations, mortgage production and sales, title insurance income, retail brokerage income, treasury management income, and many other measures. I'm very pleased with our achievements this past year, our continued client growth, strength in asset quality and capital, and enhanced operating leverage, efficiency, and profitability. We anticipate continued progress in 2016 toward attaining our strategic goals, despite the economic and commodity price headwinds we face.”

Byrd continued, "The unprecedented rapid and sustained decline in commodity prices has unsettled the financial condition of those individuals, businesses, and communities whose financial well-being are tied to those commodities. While the vast majority of our franchise continues to have no exposure to these concerns, we remain vigilant in our actions to mitigate the risks in the current environment. Our Company's historical focus on sound client selection, conservative credit underwriting, and proactive portfolio management, and market and business diversification continue to serve our Company and shareholders well. Our strategic decisions to expand into larger markets across the southeast allow us to continue to drive growth and profitability to offset our risk-off positions in impacted energy segments of business."

Highlights for the fourth quarter of 2015 and at December 31, 2015:

•
Energy-related loans declined $39 million, or 5%, between September 30, 2015 and December 31, 2015, and equated to 4.8% of total loans at December 31, 2015. At December 31, 2015, $8.4 million in energy loans were on non-accrual status (1.2% of total energy loans). The Company had approximately $27 million in aggregate reserves for energy-related loans and unfunded commitments, an increase of $8 million, or 41%, since September 30, 2015. At year-end, energy-related reserves equated to 3.9% of energy loans outstanding.

•
The Company's net interest margin increased 14 basis points on a linked quarter basis to 3.64%, which was well above management’s expectations. The Company's cash margin improved seven basis points on a linked quarter basis.

•
On a linked quarter basis, the Company's operating revenues increased $3.1 million, or 1%, while its operating expenses decreased $6.4 million, or 5%. The tangible efficiency ratio improved from 64.8% to 61.1% on a linked quarter basis.

•
During 2015, the Company closed or consolidated 11 bank branches, acquired 36 branches, and opened five branches. An additional 19 branches are scheduled to be closed or consolidated in the first quarter of 2016, resulting in projected annual net run-rate savings of at least $1 million per quarter starting in the second quarter of 2016. The Company incurred $3.4 million in pre-tax non-operating expenses in the fourth quarter of 2015 associated with branch closures. An additional $2.7 million in pre-tax non-operating expenses is estimated to be incurred in the first quarter of 2016. The estimated pay-back period associated with the branch closures and consolidations in 2016 is approximately two years.

•
Total loan growth was $210 million, or 1%, between September 30, 2015 and December 31, 2015. Legacy loan growth, which excludes all assets covered under FDIC loss share agreements and other non-covered acquired assets (collectively, “Acquired Assets”), increased $411 million, or 4% (15% annualized rate), on a period-end basis and $377 million, or 4% (14% annualized rate), on an average balance basis.

•
Total deposits decreased $124 million, or less than 1%, between quarter-ends, and decreased $77 million, or less than 1%, on an average balance basis. Non-interest-bearing deposits decreased $41 million, or 1%, between quarter-ends and increased $194 million, or 5%, on an average balance basis. The Company's loan-to-deposit ratio was 89% at year-end 2015, down from 91% one year prior.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	12/31/2015	9/30/2015	% Change	12/31/2014 (1)	% Change
Net income	$44,407	$42,475	4.5	$35,936	23.6
Earnings per common share - diluted	1.08	1.03	4.9	1.07	0.9

Average gross loans and leases	$14,185,150	$14,009,601	1.3	$11,271,752	25.8
Average total deposits	16,292,755	16,369,564	(0.5)	12,514,479	30.2
Net interest margin (TE) (2)	3.64%	3.50%		3.53%

OPERATING BASIS (NON-GAAP) (3):
Total revenues	$213,506	$210,374	1.5	$171,378	24.6
Total non-interest expense	134,111	140,497	(4.5)	115,961	15.7
Earnings per common share - diluted	1.11	1.07	3.7	1.05	5.7
Tangible efficiency ratio (TE) (2) (5)	61.1%	64.8%		65.7%
Return on average assets	0.92	0.89		0.89
Return on average tangible common equity	11.20	11.18		11.17
Net interest margin (TE) - cash basis (2) (4)	3.38	3.31		3.35

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3) See Table 11 and Table 12 for GAAP to Non-GAAP reconciliations.
(4) See Table 10 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(5) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume (including the FDIC loss share receivable) increased $170 million, or 1%, and the associated yield increased eight basis points. Over that period, average legacy loans increased $377 million, or 4%, with an increase in yield of two basis points, and acquired loans (including the FDIC loss share receivable) decreased $208 million, or 6%, and the yield increased 38 basis points due to pool closings, ongoing recoveries, and other factors. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, decreased a total of $193 million, or 5%.

On a linked quarter basis, average earning assets decreased $24 million, or less than 1%, and the average earning asset yield increased 13 basis points. Average interest-bearing liabilities decreased $295 million, or 2%, and the cost of interest-bearing liabilities decreased one basis point. As a result, the net interest spread and margin each increased 14 basis points. On a linked quarter basis, tax-equivalent net interest income increased $6 million, or 4%, primarily due to the net interest margin improvement.

In the fourth quarter of 2015, non-interest income decreased $5.0 million, or 9%, compared to the third quarter of 2015. Non-operating non-interest income totaled $0.2 million in the fourth quarter of 2015. Operating non-interest income decreased $2.9 million, or 5%, on a linked quarter basis. The primary changes in operating non-interest income due to seasonal influences on a linked quarter basis included:

•	Decreased mortgage income of $3.6 million, or 17%; and

•	Decreased title revenues of $1.2 million, or 18%; partially offset by

•	Increased COLI income of $1.4 million (partially offset by increased COLI expense of $1.2 million).

In the fourth quarter of 2015, the Company originated $558 million in residential mortgage loans, down $162 million, or 22%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 23% of mortgage loan applications in the fourth quarter of 2015, compared to 19% in the third quarter of 2015. The Company sold $597 million in mortgage loans during the fourth quarter of 2015, down $129 million, or 18%, on a linked quarter basis. Loans held for sale declined from $202 million at September 30, 2015, to $166 million at December 31, 2015. The mortgage origination locked pipeline decreased $56 million, or 20%, between September 30, 2015, and December 31, 2015, to $227 million at quarter-end, but up $90 million, or 66%, over the comparable period last year. At January 22, 2016, the locked pipeline was $252 million, up $25 million, or 11%, compared to December 31, 2015. The mortgage loan origination business primarily focuses on retail mortgage loans originated by the Company.

Assets under management at IBERIA Wealth Advisors (“IWA”) were $1.4 billion at December 31, 2015, up 1% compared to September 30, 2015. Revenues for IWA were unchanged on a linked quarter basis, and were up 11% compared to the fourth quarter of 2014. IBERIA Financial Services revenues increased 4% on a linked quarter basis, and were up 45% compared to the fourth quarter of 2014. IBERIA Capital Partners revenues increased 24% on a linked quarter basis, and were down 49% compared to the fourth quarter of 2014.

Non-interest expense decreased $6.0 million, or 4%, on a linked quarter basis, while operating expense decreased $6.4 million, or 5%. Operating expense changes included the following on a linked-quarter basis:

•	Decreased mortgage origination commissions of $1.8 million, or 26%;

•	Decreased provision for unfunded commitments of $1.7 million;

•	Decreased occupancy and equipment expense of $1.0 million, or 5%;

•	Decreased marketing and business development expenses of $1.0 million, or 31%; and

•	Decreased professional services expense of $1.0 million, or 19%.

The Company's operating tangible efficiency ratio in the fourth quarter of 2015 was 61.1%, down from 64.8% in the third quarter of 2015. The Company continues to work expense savings and revenue enhancement initiatives intended to achieve the targeted operating tangible efficiency ratio of 60% by the fourth quarter of 2016.

In the fourth quarter of 2015, the Company recorded $2.0 million in tax benefits associated with amended prior tax returns and other tax matters. Similar to $3.0 million in tax benefits recorded in the fourth quarter of 2014, the Company considers the tax benefits in 2015 to be non-operating in nature.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		12/31/2015	9/30/2015	% Change	12/31/2014 (1)	% Change
PERIOD-END BALANCES:
	Total loans and leases	$14,327,428	$14,117,019	1.5	$11,441,044	25.2
	Legacy loans and leases	11,190,520	10,779,258	3.8	9,668,714	15.7
	Total deposits	16,178,748	16,303,065	(0.8)	12,520,525	29.2

ASSET QUALITY RATIOS (LEGACY):
	Past due loans to total loans (2)	0.64%	0.64%		0.68%
	Non-performing assets to total assets (3)	0.42	0.43		0.41
	Classified assets to total assets (4)	1.02	0.83		0.57

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (5) (6)	8.86%	8.75%		8.59%
	Tier 1 leverage ratio	9.52	9.33		9.35
	Total risk-based capital ratio	12.14	12.15		12.30

PER COMMON SHARE DATA:
	Book value	$58.87	$58.49	0.6	$55.37	6.3
	Tangible book value (6)	40.35	39.95	1.0	39.08	3.2
	Closing stock price	55.07	58.21	(5.4)	64.85	(15.1)
	Cash dividends	0.34	0.34	—	0.34	—

(1)	Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2)	Past due loans include non-accruing loans.
(3)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(4)	Classified assets consist of $166 million, $133 million and $79 million at December 31, 2015, September 30, 2015, and December 31, 2014, respectively.
(5)	See Table 12 for the GAAP to Non-GAAP reconciliation.
(6)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Loans

Total loans increased $210 million, or 1%, between September 30, 2015, and December 31, 2015. Over that period, the acquired loan portfolio decreased $201 million, or 6%, and legacy loans increased $411 million, or 4% (15% annualized rate), including a decline in energy-related loans of $39 million, or 5%, and a decline in indirect automobile loans of $35 million, or 13%. During the fourth quarter, legacy commercial loans increased $318 million, or 4% (which included $56 million in small business loan growth, up 5%, or 14% annualized rate), legacy consumer loans increased $60 million, or 3% (10% annualized rate), and legacy mortgage loans increased $33 million, or 5% (20% annualized rate). Period-end loan growth during the fourth quarter of 2015 was strongest in the Dallas, Naples, Southeast Florida, Houston, and Birmingham markets. Funded loan origination and renewal mix in the fourth quarter of 2015 was 39% fixed rate and 61% floating rate, and total loans outstanding (excluding non-accruals) were 46% fixed and 54% floating. Loans and commitments originated and/or renewed during the fourth quarter of 2015 totaled $1.5 billion (up 14% on a linked quarter basis). At December 31, 2015, the Company's commercial loan pipeline was approximately $700 million.

Table C - Period-End Loans
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	12/31/2015	9/30/2015	12/31/2014	$	%	Annualized	$	%	12/31/2015	9/30/2015
Legacy loans:
Commercial	$8,133,341	$7,815,161	$7,002,198	318,180	4.1	16.3%	1,131,143	16.2	72.7%	72.5%
Residential mortgage	694,023	660,543	527,694	33,480	5.1	20.3%	166,329	31.5	6.2%	6.1%
Consumer	2,363,156	2,303,554	2,138,822	59,602	2.6	10.3%	224,334	10.5	21.1%	21.4%
Total legacy loans	11,190,520	10,779,258	9,668,714	411,262	3.8	15.3%	1,521,806	15.7	100%	100%

Acquired loans:
Balance at beginning of period	3,337,761	3,555,010	1,900,945	(217,249)	(6.1)		1,436,816	75.6
Loans acquired during the period	—	—	—	—	—		—	—
Net paydown activity	(200,853)	(217,249)	(128,615)	16,396	(7.5)		(72,238)	56.2
Total acquired loans	3,136,908	3,337,761	1,772,330	(200,853)	(6.0)		1,364,578	77.0
Total loans	$14,327,428	$14,117,019	$11,441,044	210,409	1.5		2,886,384	25.2

Energy-related loans outstanding totaled $681 million at December 31, 2015, down $39 million, or 5%, compared to September 30, 2015, and equated to approximately 4.8% of total loans. Loans to exploration and production companies accounted for 46% of energy loans outstanding and 56% of energy loan commitments at December 31, 2015. Midstream companies accounted for 17% of energy loans and 16% of energy loan commitments, and service companies accounted for 37% of energy loans and 29% of energy loan commitments. At December 31, 2015, $8.4 million in energy loans were on non-accrual status (compared to $4.9 million at September 30, 2015) and $15,000 was past due greater than 30 days at quarter-end (compared to $0.5 million at September 30, 2015). At December 31, 2015, approximately 12% of energy loans were classified and 22% were criticized. To date, the Company has experienced no energy-related charge-offs. Additional information regarding the Company’s energy loan and commitment exposure is provided in the supplemental investor presentation.

At December 31, 2015, the Company’s indirect automobile lending business had approximately $246 million in loans outstanding, down $35 million, or 13%, compared to September 30, 2015 (1.7% of total loans outstanding compared to 2.0% and

3.5% at September 30, 2015, and December 31, 2014, respectively). For the year ended December 31, 2015, indirect loans declined $151 million, or 38%, while the volume of loans past due 30 days or more declined over the period.

Deposits

Total deposits decreased $124 million, or less than 1%, from September 30, 2015 to December 31, 2015. Non-interest-bearing deposits decreased $41 million, or less than 1%, and equated to 27% of total deposits at December 31, 2015. NOW accounts increased $339 million, or 13%, while money market accounts decreased $264 million, or 4%, between September 30, 2015 and December 31, 2015. Time deposits decreased $151 million, or 7%, between quarter-ends. Deposit growth during the fourth quarter of 2015 was strongest in the New Orleans, Florida Keys, Lafayette, Mobile, and Memphis markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change (1)			Year/Year Change (1)		Mix
	12/31/2015	9/30/2015	12/31/2014	$	%	Annualized	$	%	12/31/2015	9/30/2015
Non-interest-bearing	$4,352,229	$4,392,808	$3,195,430	(40,579)	(0.9)	(3.7)%	1,156,799	36.2	26.9%	26.9%
NOW accounts	2,974,176	2,635,021	2,462,841	339,155	12.9	51.5%	511,335	20.8	18.4%	16.2%
Money market accounts	6,010,882	6,274,428	4,168,504	(263,546)	(4.2)	(16.8)%	1,842,378	44.2	37.2%	38.5%
Savings accounts	716,838	725,435	577,513	(8,597)	(1.2)	(4.7)%	139,325	24.1	4.4%	4.4%
Time deposits	2,124,623	2,275,373	2,116,237	(150,750)	(6.6)	(26.5)%	8,386	0.4	13.1%	14.0%
Total deposits	$16,178,748	$16,303,065	$12,520,525	(124,317)	(0.8)	(3.1)%	3,658,223	29.2	100%	100%

(1) Growth includes the impact of acquisitions.

On an average balance and linked quarter basis, non-interest-bearing deposits increased $194 million, or 5%, and interest-bearing deposits decreased $271 million, or 2%. The rate on average interest-bearing deposits in the fourth quarter of 2015 was 0.43%, unchanged on a linked quarter basis.

Other Assets And Funding

On a linked quarter basis, the investment portfolio increased $204 million, or 8%, to $2.9 billion on average in the fourth quarter of 2015. On a period-end basis, the investment portfolio equated to $2.9 billion, or 15% of total assets at December 31, 2015, unchanged compared to September 30, 2015. The investment portfolio had an effective duration of 3.3 years at December 31, 2015, compared to 3.1 years at September 30, 2015. The investment portfolio had a $1 million unrealized loss at December 31, 2015. The average yield on investment securities increased five basis points on a linked quarter basis to 2.21% in the fourth quarter of 2015. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised only 9% of total investments at December 31, 2015. The Company holds for investment no sovereign debt, equity securities, trust preferred securities, or derivative exposure to foreign counterparties.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) decreased $22 million, or 8%, and the cost of short-term borrowings declined one basis point. At December 31, 2015, short-term borrowings (including repurchase agreements) declined $519 million, or 61%, compared to $846 million one year prior. On a linked quarter basis, average long-term debt decreased $2 million, or less than 1%, and the cost of long-term debt increased three basis points to 3.02%. The cost of average interest-bearing liabilities was 0.49% in the fourth quarter of 2015, down one basis point on a linked quarter basis.

Asset Quality

Between September 30, 2015 and December 31, 2015, legacy non-performing assets ("NPAs") decreased $2 million, or 3%. At December 31, 2015, NPAs included $8 million in former bank branches and related real estate, a decrease of 2% compared to September 30, 2015. At December 31, 2015, legacy NPAs equated to 0.42% of total assets, down from 0.43% at September 30, 2015, and 0.37% of total assets excluding bank-related properties, down from 0.38% at September 30, 2015. Legacy loans past due 30 days or more (excluding non-accruing loans) increased $3 million, or 20%, and represented 0.19% of total legacy loans at December 31, 2015, compared to 0.16% at September 30, 2015.

Net charge-offs totaled $2.9 million in the fourth quarter of 2015, up $0.5 million, or 19%, compared to the third quarter of 2015. Annualized net charge-offs equated to 0.08% of average loans in the fourth quarter of 2015, up one basis point on a linked quarter basis. The Company’s provision for loan losses increased $6.6 million, or 131%, on a linked quarter basis to $11.7 million.

Capital Position

At December 31, 2015, the Company reported a tangible common equity ratio of 8.86%, up 11 basis points compared to September 30, 2015, and the preliminary Tier 1 leverage ratio was 9.52%, up 19 basis points compared to September 30, 2015. The Company’s preliminary calculation of total risk-based capital ratio at December 31, 2015, was 12.14%, down one basis point compared to September 30, 2015. Beginning on January 1, 2016, the remaining 25% of trust preferred securities included in the Company's Tier 1 capital ratio at year-end 2015 was phased into Tier 2 capital for future periods. As a result, impact on Tier 1 capital ratios is estimated to be approximately 18 basis points. No impact on the Company's total risk-based capital ratio is associated with this change.

At December 31, 2015, book value per common share was $58.87, up $0.38 per share, or 1%, compared to September 30, 2015. Tangible book value per common share was $40.35, up $0.40 per share, or 1%, compared to September 30, 2015. Based on the closing stock price of the Company’s common stock of $44.78 per share on January 27, 2016, this price equated to 0.76 times December 31, 2015 book value and 1.11 times December 31, 2015 tangible book value per common share.

On December 15, 2015, the Company declared a quarterly cash dividend of $0.34 per common share. This common dividend level equated to an annualized dividend rate of $1.36 per common share. Based on the Company's closing common stock price on January 27, 2016, the indicated dividend yield was 3.04% per common share.

On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds ($77 million net proceeds) from the transaction. On January 4, 2016, the Company declared a semi-annual cash dividend of $0.805 per depositary share that will be payable on February 1, 2016.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 319 combined offices, including 219 bank branch offices and three loan production offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, and Georgia, 22 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 68 locations in 10 states. The Company has seven locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners, L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC” and its Series B Preferred Stock trades on the NASDAQ Global Select Market under the symbol "IBKCP". The Company’s common stock market capitalization was approximately $1.8 billion, based on the NASDAQ Global Select Market closing stock price on January 27, 2016.

The following 11 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Thursday, January 28, 2016, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 4509810. A replay of the call will be available until midnight Central Time on February 4, 2016 by dialing 1-877-344-7529. The confirmation code for the replay is 10077982. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are included as tables at the end of this release. Refer to press release supplemental table for this reconciliation.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information in this discussion is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	12/31/2015	9/30/2015	% Change	12/31/2014 (1)	% Change
Net interest income	$161,160	$155,117	3.9	$124,680	29.3
Net interest income (TE) (2)	163,544	157,302	4.0	126,735	29.0
Total revenues	213,663	212,595	0.5	171,752	24.4
Provision for loan losses	11,711	5,062	131.4	6,495	80.3
Non-interest expense	138,975	144,968	(4.1)	119,135	16.7
Net income	44,407	42,475	4.5	35,936	23.6

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.08	$1.04	3.8	$1.08	—
Earnings available to common shareholders - diluted	1.08	1.03	4.9	1.07	0.9
Operating earnings (Non-GAAP) (3)	1.11	1.07	3.7	1.05	5.7
Book value	58.87	58.49	0.6	55.37	6.3
Tangible book value (4)	40.35	39.95	1.0	39.08	3.2
Closing stock price	55.07	58.21	(5.4)	64.85	(15.1)
Cash dividends	0.34	0.34	—	0.34	—

KEY RATIOS AND OTHER DATA (7):
Net interest margin (TE) (2)	3.64%	3.50%		3.53%
Efficiency ratio	65.0	68.2		69.4
Tangible operating efficiency ratio (TE) (Non-GAAP) (2) (3) (4)	61.1	64.8		65.7
Return on average assets	0.90	0.86		0.91
Return on average common equity	7.30	7.09		7.79
Return on average operating tangible common equity (Non-GAAP) (3)(4)	11.20	11.18		11.17
Effective tax rate	29.5	32.1		22.1
Full-time equivalent employees	3,151	3,214		2,757

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (3) (4)	8.86%	8.75%		8.59%
Tangible common equity to risk-weighted assets (4)	9.89	10.02		10.37
Tier 1 leverage ratio	9.52	9.33		9.35
Common equity Tier 1 (CET 1) (transitional) (5)	10.07	10.08		N/A
Common equity Tier 1 (CET 1) (fully phased-in) (5)	9.94	9.92		N/A
Tier 1 capital (transitional) (5)	10.70	10.73		10.32
Total risk-based capital ratio (5)	12.14	12.15		12.30
Common stock dividend payout ratio	31.5	32.9		31.7
Classified assets to Tier 1 capital	17.7	17.5		18.6

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (6)	0.42%	0.43%	0.41%
	Allowance for loan losses to loans	0.84	0.80	0.79
	Net charge-offs to average loans (annualized)	0.09	0.09	0.06
	Non-performing assets to total loans and OREO (6)	0.61	0.65	0.59

(1)	Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3)	See Table 11 and Table 12 for the GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Capital ratios as of December 31, 2015 are estimated.
(6)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(7)	All ratios are calculated on an annualized basis for the periods indicated.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014 (1)	$	%
Interest income	$176,651	$171,077	5,574	3.3	$160,545	$138,585	$137,276	39,375	28.7
Interest expense	15,491	15,960	(469)	(2.9)	14,868	12,781	12,596	2,895	23.0
Net interest income	161,160	155,117	6,043	3.9	145,677	125,804	124,680	36,480	29.3
Provision for loan losses	11,711	5,062	6,649	131.4	8,790	5,345	6,495	5,216	80.3
Net interest income after provision for loan losses	149,449	150,055	(606)	(0.4)	136,887	120,459	118,185	31,264	26.5
Mortgage income	17,123	20,730	(3,607)	(17.4)	25,246	18,023	13,646	3,477	25.5
Service charges on deposit accounts	11,431	11,342	89	0.8	10,162	9,262	10,153	1,278	12.6
Title revenue	5,435	6,627	(1,192)	(18.0)	6,146	4,629	5,486	(51)	(0.9)
Broker commissions	4,130	3,839	291	7.6	5,461	4,162	3,960	170	4.3
ATM/debit card fee income	3,569	3,562	7	0.2	3,583	3,275	3,331	238	7.1
Income from bank owned life insurance	1,096	1,093	3	0.3	1,075	1,092	1,050	46	4.4
Gain on sale of available-for-sale securities	6	280	(274)	(97.9)	903	386	162	(156)	(96.3)
Other non-interest income	9,713	10,005	(292)	(2.9)	8,937	8,070	9,284	429	4.6
Total non-interest income	52,503	57,478	(4,975)	(8.7)	61,513	48,899	47,072	5,431	11.5
Salaries and employee benefits	83,455	82,416	1,039	1.3	84,019	72,696	65,445	18,010	27.5
Occupancy and equipment	16,928	17,987	(1,059)	(5.9)	17,366	16,260	14,594	2,334	16.0
Amortization of acquisition intangibles	1,795	2,338	(543)	(23.2)	2,155	1,523	1,618	177	10.9
Other non-interest expense	36,797	42,227	(5,430)	(12.9)	49,669	42,674	37,478	(681)	(1.8)
Total non-interest expense	138,975	144,968	(5,993)	(4.1)	153,209	133,153	119,135	19,840	16.7
Income before income taxes	62,977	62,565	412	0.7	45,191	36,205	46,122	16,855	36.5
Income tax expense	18,570	20,090	(1,520)	(7.6)	14,355	11,079	10,186	8,384	82.3
Net income	$44,407	$42,475	1,932	4.5	$30,836	$25,126	$35,936	8,471	23.6

Income available to common shareholders - basic	$44,407	$42,475	1,932	4.5	$30,836	$25,126	$35,936	8,471	23.6
Earnings allocated to unvested restricted stock	(505)	(492)	(13)	2.6	(355)	(344)	(523)	18	(3.4)
Income allocated to common shareholders	$43,902	$41,983	1,919	4.6	$30,481	$24,782	$35,413	8,489	24.0

Earnings per common share - basic	$1.08	$1.04	0.04	3.8	$0.79	$0.75	$1.08	0.00	0.0

Earnings per common share - diluted	1.08	1.03	0.05	4.9	0.79	0.75	1.07	0.01	0.9
Impact of non-operating items (Non-GAAP) (2)	0.03	0.04	(0.01)	(25.0)	0.26	0.20	(0.02)	0.05	(250.0)

Earnings per share - diluted, excluding non-operating items (Non-GAAP) (3)	$1.11	$1.07	0.04	3.7	$1.05	$0.95	$1.05	0.06	5.7

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	40,996	40,995	1	0.0	39,015	33,659	33,333	7,663	23.0
Weighted average common shares outstanding - diluted	40,597	40,614	(17)	0.0	38,667	33,235	32,947	7,650	23.2
Book value shares (period end) (3)	41,140	41,129	11	0.0	41,117	38,178	33,453	7,687	23.0

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2) See Table 11 for GAAP to Non-GAAP reconciliation.
(3) Shares used for book value purposes exclude shares held in treasury at the end of December 31, 2014.

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Years Ended
	12/31/2015	12/31/2014 (1)	$ Change	% Change
Interest income	$646,858	$504,815	142,043	28.1
Interest expense	59,100	44,704	14,396	32.2
Net interest income	587,758	460,111	127,647	27.7
Provision for loan losses	30,908	19,060	11,848	62.2
Net interest income after provision for loan losses	556,850	441,051	115,799	26.3
Mortgage income	81,122	51,797	29,325	56.6
Service charges on deposit accounts	42,197	35,573	6,624	18.6
Title revenue	22,837	20,492	2,345	11.4
Broker commissions	17,592	18,783	(1,191)	(6.3)
ATM/debit card fee income	13,989	12,023	1,966	16.4
Income from bank owned life insurance	4,356	5,473	(1,117)	(20.4)
Gain on sale of available-for-sale securities	1,575	771	804	104.3
Other non-interest income	36,725	28,716	8,009	27.9
Total non-interest income	220,393	173,628	46,765	26.9
Salaries and employee benefits	322,586	259,086	63,500	24.5
Occupancy and equipment	68,541	59,571	8,970	15.1
Amortization of acquisition intangibles	7,811	5,807	2,004	34.5
Other non-interest expense	171,367	149,150	22,217	14.9
Total non-interest expense	570,305	473,614	96,691	20.4
Income before income taxes	206,938	141,065	65,873	46.7
Income tax expense	64,094	35,683	28,411	79.6
Net income	$142,844	$105,382	37,462	35.5

Income available to common shareholders - basic	$142,844	$105,382	37,462	35.5
Earnings allocated to unvested restricted stock	(1,680)	(1,651)	(29)	1.8
Income allocated to common shareholders	$141,164	$103,731	37,433	36.1

Earnings per common share - basic	$3.69	$3.31	0.38	11.5

Earnings per common share - diluted	3.68	3.30	0.38	11.5
Impact of non-operating items (Non-GAAP) (2)	0.50	0.43	0.07	16.3
Earnings per share - diluted, excluding non-operating items (Non-GAAP) (2)	$4.18	$3.72	0.46	12.4

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	38,692	31,825	6,867	21.6
Weighted average common shares outstanding - diluted	38,310	31,433	6,877	21.9
Book value shares (period end)	41,140	33,453	7,687	23.0

(1) Certain balances and amounts for the year ended December 31, 2014 have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2) See Table 11 for GAAP to Non-GAAP reconciliation.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014 (1)	$	%
Cash and due from banks	$241,650	$370,657	(129,007)	(34.8)	$300,257	$268,241	$251,994	(10,344)	(4.1)
Interest-bearing deposits in other banks	268,617	311,615	(42,998)	(13.8)	591,018	696,000	296,101	(27,484)	(9.3)
Total cash and cash equivalents	510,267	682,272	(172,005)	(25.2)	891,275	964,241	548,095	(37,828)	(6.9)
Investment securities available for sale	2,800,286	2,827,805	(27,519)	(1.0)	2,413,158	2,342,613	2,158,853	641,433	29.7
Investment securities held to maturity	98,928	98,330	598	0.6	101,475	113,442	116,960	(18,032)	(15.4)
Total investment securities	2,899,214	2,926,135	(26,921)	(0.9)	2,514,633	2,456,055	2,275,813	623,401	27.4
Mortgage loans held for sale	166,247	202,168	(35,921)	(17.8)	220,765	215,044	140,072	26,175	18.7
Loans, net of unearned income	14,327,428	14,117,019	210,409	1.5	13,950,563	12,873,461	11,441,044	2,886,384	25.2
Allowance for loan losses	(138,378)	(130,254)	(8,124)	6.2	(128,149)	(128,313)	(130,131)	(8,247)	6.3
Loans, net	14,189,050	13,986,765	202,285	1.4	13,822,414	12,745,148	11,310,913	2,878,137	25.4
Loss share receivable	39,878	43,443	(3,565)	(8.2)	50,452	60,972	69,627	(29,749)	(42.7)
Premises and equipment	323,902	333,273	(9,371)	(2.8)	342,949	337,201	307,159	16,743	5.5
Goodwill and other intangibles	765,655	766,589	(934)	(0.1)	765,813	672,337	548,130	217,525	39.7
Other assets	609,855	593,580	16,275	2.7	630,627	600,764	558,095	51,760	9.3
Total assets	$19,504,068	$19,534,225	(30,157)	(0.2)	$19,238,928	$18,051,762	$15,757,904	3,746,164	23.8

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,352,229	$4,392,808	(40,579)	(0.9)	$4,166,850	$3,860,820	$3,195,430	1,156,799	36.2
NOW accounts	2,974,176	2,635,021	339,155	12.9	2,623,697	2,729,791	2,462,841	511,335	20.8
Savings and money market accounts	6,727,720	6,999,863	(272,143)	(3.9)	6,925,038	5,796,443	4,746,017	1,981,703	41.8
Certificates of deposit	2,124,623	2,275,373	(150,750)	(6.6)	2,403,956	2,277,970	2,116,237	8,386	0.4
Total deposits	16,178,748	16,303,065	(124,317)	(0.8)	16,119,541	14,665,024	12,520,525	3,658,223	29.2
Short-term borrowings	110,000	10,000	100,000	1,000.0	59,300	352,300	603,000	(493,000)	(81.8)
Securities sold under agreements to repurchase	216,617	212,460	4,157	2.0	209,004	252,602	242,742	(26,125)	(10.8)
Trust preferred securities	120,110	120,110	—	—	120,110	111,862	111,862	8,248	7.4
Other long-term debt	220,337	221,863	(1,526)	(0.7)	222,202	349,027	291,392	(71,055)	(24.4)
Other liabilities	159,421	183,526	(24,105)	(13.1)	143,487	153,617	136,235	23,186	17.0
Total liabilities	17,005,233	17,051,024	(45,791)	(0.3)	16,873,644	15,884,432	13,905,756	3,099,477	22.3
Total shareholders' equity	2,498,835	2,483,201	15,634	0.6	2,365,284	2,167,330	1,852,148	646,687	34.9
Total liabilities and shareholders' equity	$19,504,068	$19,534,225	(30,157)	(0.2)	$19,238,928	$18,051,762	$15,757,904	3,746,164	23.8

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014 (1)	$	%
Cash and due from banks	$352,854	$327,370	25,484	7.8	$263,844	$243,566	$239,377	113,477	47.4
Interest-bearing deposits in other banks	319,302	682,764	(363,462)	(53.2)	582,032	324,150	353,716	(34,414)	(9.7)
Total cash and cash equivalents	672,156	1,010,134	(337,978)	(33.5)	845,876	567,716	593,093	79,063	13.3
Investment securities available for sale	2,829,825	2,660,423	169,402	6.4	2,417,002	2,223,344	2,142,981	686,844	32.1
Investment securities held to maturity	100,113	99,864	249	0.2	106,871	115,188	118,588	(18,475)	(15.6)
Total investment securities	2,929,938	2,760,287	169,651	6.1	2,523,873	2,338,532	2,261,569	668,369	29.6
Mortgage loans held for sale	169,616	200,895	(31,279)	(15.6)	202,691	133,304	121,438	48,178	39.7
Loans, net of unearned income	14,185,150	14,009,601	175,549	1.3	13,297,724	11,563,946	11,271,752	2,913,398	25.8
Allowance for loan losses	(135,209)	(130,367)	(4,842)	3.7	(129,069)	(128,519)	(134,177)	(1,032)	0.8
Loans, net	14,049,941	13,879,234	170,707	1.2	13,168,655	11,435,427	11,137,575	2,912,366	26.1
Loss share receivable	41,205	47,190	(5,985)	(12.7)	55,751	66,165	85,733	(44,528)	(51.9)
Premises and equipment	329,604	339,860	(10,256)	(3.0)	341,829	311,158	308,223	21,381	6.9
Goodwill and other intangibles	766,664	766,712	(48)	0.0	708,085	555,565	552,888	213,776	38.7
Other assets	592,042	599,758	(7,716)	(1.3)	598,526	549,746	553,804	38,238	6.9
Total assets	$19,551,166	$19,604,070	(52,904)	(0.3)	$18,445,286	$15,957,613	$15,614,323	3,936,843	25.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,459,980	$4,265,912	194,068	4.5	$3,933,468	$3,312,357	$3,228,773	1,231,207	38.1
NOW accounts	2,720,128	2,655,069	65,059	2.5	2,639,140	2,464,760	2,271,836	448,292	19.7
Savings and money market accounts	6,899,090	7,104,789	(205,699)	(2.9)	6,228,052	4,834,244	4,908,247	1,990,843	40.6
Certificates of deposit	2,213,557	2,343,794	(130,237)	(5.6)	2,331,537	2,150,447	2,105,623	107,934	5.1
Total deposits	16,292,755	16,369,564	(76,809)	(0.5)	15,132,197	12,761,808	12,514,479	3,778,276	30.2
Short-term borrowings	16,109	41,033	(24,924)	(60.7)	225,437	483,413	449,190	(433,081)	(96.4)
Securities sold under agreements to repurchase	224,255	221,217	3,038	1.4	236,305	263,645	264,194	(39,939)	(15.1)
Trust preferred securities	120,110	120,110	—	—	114,581	111,862	111,862	8,248	7.4
Other long-term debt	220,913	222,906	(1,993)	(0.9)	332,167	311,633	283,548	(62,635)	(22.1)
Other liabilities	186,382	206,030	(19,648)	(9.5)	172,473	135,477	159,818	26,564	16.6
Total liabilities	17,060,524	17,180,860	(120,336)	(0.7)	16,213,160	14,067,838	13,783,091	3,277,433	23.8
Total shareholders' equity	2,490,642	2,423,210	67,432	2.8	2,232,126	1,889,775	1,831,232	659,410	36.0
Total liabilities and shareholders' equity	$19,551,166	$19,604,070	(52,904)	(0.3)	$18,445,286	$15,957,613	$15,614,323	3,936,843	25.2

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014	$	%
Commercial loans:
Real estate	$6,073,511	$5,979,751	93,760	1.6	$5,853,751	$5,122,946	$4,361,779	1,711,732	39.2
Commercial and Industrial	3,444,578	3,302,971	141,607	4.3	3,216,906	2,967,306	2,571,695	872,883	33.9
Energy-related (Real Estate and Commercial and Industrial) (1)	680,766	719,456	(38,690)	(5.4)	787,568	819,411	880,608	(199,842)	(22.7)
Total commercial loans	10,198,855	10,002,178	196,677	2.0	9,858,225	8,909,663	7,814,082	2,384,773	30.5

Residential mortgage loans	1,195,319	1,189,941	5,378	0.5	1,169,608	1,164,286	1,080,297	115,022	10.6

Consumer loans:
Home equity	2,066,167	2,015,687	50,480	2.5	1,971,073	1,858,088	1,601,105	465,062	29.0
Indirect automobile	246,298	281,649	(35,351)	(12.6)	322,958	367,349	397,158	(150,860)	(38.0)
Automobile	169,571	172,947	(3,376)	(2.0)	173,924	160,518	149,901	19,670	13.1
Credit card	77,843	77,284	559	0.7	74,314	72,711	73,393	4,450	6.1
Other	373,375	377,333	(3,958)	(1.0)	380,461	340,846	325,108	48,267	14.8
Total consumer loans	2,933,254	2,924,900	8,354	0.3	2,922,730	2,799,512	2,546,665	386,589	15.2
Total loans	$14,327,428	$14,117,019	210,409	1.5	$13,950,563	$12,873,461	$11,441,044	2,886,384	25.2

Allowance for loan losses	$(138,378)	$(130,254)	(8,124)	6.2	$(128,149)	$(128,313)	$(130,131)	(8,247)	6.3
Loans, net	14,189,050	13,986,765	202,285	1.4	13,822,414	12,745,148	11,310,913	2,878,137	25.4

Reserve for unfunded commitments	(14,145)	(14,525)	380	(2.6)	(13,244)	(12,849)	(11,801)	(2,344)	19.9
Allowance for credit losses	(152,523)	(144,779)	(7,744)	5.3	(141,393)	(141,162)	(141,932)	(10,591)	7.5

ASSET QUALITY DATA (2)
Non-accrual loans	$154,425	$165,022	(10,597)	(6.4)	$192,385	$195,371	$169,686	(15,261)	(9.0)
Other real estate owned and foreclosed assets	34,131	40,450	(6,319)	(15.6)	49,929	53,194	53,947	(19,816)	(36.7)
Accruing loans more than 90 days past due	1,970	2,994	(1,024)	(34.2)	4,607	5,642	1,708	262	15.3
Total non-performing assets	$190,526	$208,466	(17,940)	(8.6)	$246,921	$254,207	$225,341	(34,815)	(15.4)

Loans 30-89 days past due	$35,579	$25,306	10,273	40.6	$39,005	$32,835	$51,141	(15,562)	(30.4)

Non-performing assets to total assets	0.98%	1.07%			1.28%	1.41%	1.43%
Non-performing assets to total loans and OREO	1.33	1.47			1.76	1.97	1.96
Allowance for loan losses to non-performing loans (3)	88.5	77.5			65.1	63.8	75.9
Allowance for loan losses to non-performing assets	72.6	62.5			51.9	50.5	57.7
Allowance for loan losses to total loans	0.97	0.92			0.92	1.00	1.14

Quarter-to-date charge-offs	$4,277	$5,245	(968)	(18.5)	$4,808	$2,972	$3,413	864	25.3
Quarter-to-date recoveries	(1,358)	(2,790)	1,432	(51.3)	(1,034)	(1,237)	(1,658)	300	(18.1)
Quarter-to-date net charge-offs	$2,919	$2,455	464	18.9	$3,774	$1,735	$1,755	1,164	66.3

Net charge-offs to average loans (annualized)	0.08%	0.07%			0.11%	0.06%	0.06%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014	$	%
Commercial loans:
Real estate	$4,504,062	$4,321,723	182,339	4.2	$4,105,592	$3,845,551	$3,676,811	827,251	22.5
Commercial and Industrial	2,952,102	2,779,503	172,599	6.2	2,650,799	2,496,258	2,452,521	499,581	20.4
Energy-related (Real Estate and Commercial and Industrial)	677,177	713,935	(36,758)	(5.1)	782,312	815,281	872,866	(195,689)	(22.4)
Total commercial loans	8,133,341	7,815,161	318,180	4.1	7,538,703	7,157,090	7,002,198	1,131,143	16.2

Residential mortgage loans	694,023	660,543	33,480	5.1	616,497	553,815	527,694	166,329	31.5

Consumer loans:
Home equity	1,575,643	1,488,796	86,847	5.8	1,399,005	1,335,390	1,290,976	284,667	22.1
Indirect automobile	246,214	281,522	(35,308)	(12.5)	322,767	367,077	396,766	(150,552)	(37.9)
Automobile	157,579	159,928	(2,349)	(1.5)	159,778	145,084	134,014	23,565	17.6
Credit card	77,261	76,716	545	0.7	73,726	72,164	72,745	4,516	6.2
Other	306,459	296,592	9,867	3.3	285,077	264,249	244,321	62,138	25.4
Total consumer loans	2,363,156	2,303,554	59,602	2.6	2,240,353	2,183,964	2,138,822	224,334	10.5
Total loans	$11,190,520	$10,779,258	411,262	3.8	$10,395,553	$9,894,869	$9,668,714	1,521,806	15.7

Allowance for loan losses	$(93,808)	$(86,400)	(7,408)	8.6	$(83,723)	$(78,773)	$(76,174)	(17,634)	23.1
Loans, net	11,096,712	10,692,858	403,854	3.8	10,311,830	9,816,096	9,592,540	1,504,172	15.7

Reserve for unfunded commitments	(14,145)	(14,525)	380	(2.6)	(13,244)	(12,849)	(11,801)	(2,344)	19.9
Allowance for credit losses	(107,953)	(100,925)	(7,028)	7.0	(96,967)	(91,622)	(87,975)	(19,978)	22.7

ASSET QUALITY DATA (2)
Non-accrual loans	$50,928	$51,274	(346)	(0.7)	$62,739	$60,064	$34,970	15,958	45.6
Other real estate owned and foreclosed assets	16,491	17,062	(571)	(3.3)	20,028	21,654	21,244	(4,753)	(22.4)
Accruing loans more than 90 days past due	624	1,521	(897)	(59.0)	3,584	239	754	(130)	(17.2)
Total non-performing assets	$68,043	$69,857	(1,814)	(2.6)	$86,351	$81,957	$56,968	11,075	19.4

Loans 30-89 days past due	$20,109	$15,718	4,391	27.9	$14,985	$17,606	$29,567	(9,458)	(32.0)

Non-performing assets to total assets	0.42%	0.43%			0.55%	0.55%	0.41%
Non-performing assets to total loans and OREO	0.61	0.65			0.83	0.83	0.59
Allowance for loan losses to non-performing loans (3)	182.0	163.7			126.2	130.6	213.2
Allowance for loan losses to non-performing assets	137.9	123.7			97.0	96.1	133.7

Allowance for loan losses to total loans	0.84	0.80			0.81	0.80	0.79

Quarter-to-date charge-offs	$3,705	$4,958	(1,253)	(25.3)	$4,446	$2,669	$3,070	635	20.7
Quarter-to-date recoveries	(1,145)	(2,524)	1,379	(54.6)	(941)	(1,091)	(1,532)	387	(25.3)
Quarter-to-date net charge-offs	$2,560	$2,434	126	5.2	$3,505	$1,578	$1,538	1,022	66.4
Net charge-offs to average loans (annualized)	0.09%	0.09%			0.14%	0.06%	0.06%

(1) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) For purposes of this table, non-performing assets include all loans meeting non-performing asset criteria, including assets acquired in FDIC-assisted transactions.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS (1)	12/31/2015	9/30/2015	$	%	6/30/2015	3/31/2015	12/31/2014	$	%
Commercial loans:
Real estate	$1,569,449	$1,658,028	(88,579)	(5.3)	$1,748,159	$1,277,395	$684,968	884,481	129.1
Commercial and Industrial	492,476	523,468	(30,992)	(5.9)	566,107	471,048	119,174	373,302	313.2
Energy-related (Real Estate and Commercial and Industrial) (2)	3,589	5,521	(1,932)	(35.0)	5,256	4,130	7,742	(4,153)	(53.6)
Total commercial loans	2,065,514	2,187,017	(121,503)	(5.6)	2,319,522	1,752,573	811,884	1,253,630	154.4

Residential mortgage loans	501,296	529,398	(28,102)	(5.3)	553,111	610,471	552,603	(51,307)	(9.3)

Consumer loans:
Home equity	490,524	526,891	(36,367)	(6.9)	572,068	522,698	310,129	180,395	58.2
Indirect automobile	84	127	(43)	(33.9)	191	272	392	(308)	(78.6)
Automobile	11,992	13,019	(1,027)	(7.9)	14,146	15,434	15,887	(3,895)	(24.5)
Credit card	582	568	14	2.5	588	547	648	(66)	(10.2)
Other	66,916	80,741	(13,825)	(17.1)	95,384	76,597	80,787	(13,871)	(17.2)
Total consumer loans	570,098	621,346	(51,248)	(8.2)	682,377	615,548	407,843	162,255	39.8
Total loans	$3,136,908	$3,337,761	(200,853)	(6.0)	$3,555,010	$2,978,592	$1,772,330	1,364,578	77.0

Allowance for loan losses	$(44,570)	$(43,854)	(716)	1.6	$(44,426)	$(49,540)	$(53,957)	9,387	(17.4)
Loans, net	3,092,338	3,293,907	(201,569)	(6.1)	3,510,584	2,929,052	1,718,373	1,373,965	80.0

ACQUIRED ASSET QUALITY DATA (1)
Non-accrual loans	$103,497	$113,748	(10,251)	(9.0)	$129,646	$135,307	$134,716	(31,219)	(23.2)
Other real estate owned and foreclosed assets	17,640	23,388	(5,748)	(24.6)	29,901	31,540	32,703	(15,063)	(46.1)
Accruing loans more than 90 days past due	1,346	1,473	(127)	(8.6)	1,023	5,403	954	392	41.1
Total non-performing assets	$122,483	$138,609	(16,126)	(11.6)	$160,570	$172,250	$168,373	(45,890)	(27.3)

Loans 30-89 days past due	$15,470	$9,588	5,882	61.3	$24,020	$15,229	$21,574	(6,104)	(28.3)

Non-performing assets to total assets	3.84%	4.07%			4.42%	5.64%	9.11%
Non-performing assets to total loans and OREO	3.88	4.12			4.48	5.72	9.33
Allowance for loan losses to non-performing loans (3)	42.5	38.1			34.0	35.2	39.8
Allowance for loan losses to non-performing assets	36.4	31.6			27.7	28.8	32.1
Allowance for loan losses to total loans	1.42	1.31			1.25	1.66	3.04

Quarter-to-date charge-offs	$572	$287	285	99.3	$362	$303	$343	229	66.8
Quarter-to-date recoveries	(213)	(266)	53	(19.9)	(93)	(146)	(126)	(87)	69.0
Quarter-to-date net charge-offs	$359	$21	338	1,609.5	$269	$157	$217	142	65.4

Net charge-offs to average loans (annualized)	0.04%	0.00%	0.03%	0.03%	0.05%

(1) For purposes of this table, acquired loans and acquired non-performing assets are presented only. Non-performing assets include all loans meeting non-performing asset criteria.
(2) For purposes of this table, energy-related loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 8 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2015			9/30/2015			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$10,062,680	$114,153	4.50%	$9,915,593	$110,282	4.41%	9
Residential mortgage loans	1,193,488	12,819	4.30	1,180,725	13,156	4.46	(16)
Consumer loans	2,928,982	36,553	4.95	2,913,283	36,477	4.97	(2)
Total loans	14,185,150	163,525	4.57	14,009,601	159,915	4.53	4
Loss share receivable	41,205	(4,490)	(42.63)	47,190	(5,600)	(46.43)	380
Total loans and loss share receivable	14,226,355	159,035	4.44	14,056,791	154,315	4.36	8
Mortgage loans held for sale	169,616	1,422	3.35	200,895	1,847	3.68	(33)
Investment securities (2)	2,901,388	15,149	2.21	2,697,617	13,729	2.16	5
Other earning assets	390,571	1,045	1.06	756,277	1,186	0.62	44
Total earning assets	17,687,930	176,651	3.99	17,711,580	171,077	3.86	13
Allowance for loan losses	(135,209)			(130,367)
Non-earning assets	1,998,445			2,022,857
Total assets	$19,551,166			$19,604,070

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,720,128	1,861	0.27	$2,655,069	1,725	0.26	1
Savings and money market accounts	6,899,090	6,172	0.35	7,104,789	6,459	0.36	(1)
Certificates of deposit	2,213,557	4,727	0.85	2,343,794	5,040	0.85	—
Total interest-bearing deposits (3)	11,832,775	12,760	0.43	12,103,652	13,224	0.43	—
Short-term borrowings	240,365	98	0.16	262,250	116	0.17	(1)
Long-term debt	341,022	2,633	3.02	343,016	2,620	2.99	3
Total interest-bearing liabilities	12,414,162	15,491	0.49	12,708,918	15,960	0.50	(1)
Non-interest-bearing deposits	4,459,980			4,265,912
Non-interest-bearing liabilities	186,382			206,030
Total liabilities	17,060,524			17,180,860
Total shareholders' equity	2,490,642			2,423,210
Total liabilities and shareholders' equity	$19,551,166			$19,604,070

Net interest income/Net interest spread		$161,160	3.50%		$155,117	3.36%	14
Tax-equivalent benefit		2,384	0.05		2,185	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$163,544	3.64%		$157,302	3.50%	14

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2015 and September 30, 2015 total 0.31% and 0.32%, respectively.

TABLE 8 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2015			3/31/2015			12/31/2014
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate
Earning assets:
Commercial loans	$9,277,141	$103,272	4.46%	$7,882,782	$83,645	4.31%	$7,656,992	$89,574	4.65%
Residential mortgage loans	1,187,166	14,379	4.84	1,099,518	13,594	4.95	1,069,555	13,094	4.90
Consumer loans	2,833,417	35,684	5.05	2,581,646	32,952	5.18	2,545,205	33,994	5.30
Total loans	13,297,724	153,335	4.62	11,563,946	130,191	4.56	11,271,752	136,662	4.82
Loss share receivable	55,751	(7,398)	(52.50)	66,165	(6,013)	(36.35)	85,733	(13,224)	(60.36)
Total loans and loss share receivable	13,353,475	145,937	4.38	11,630,111	124,178	4.32	11,357,485	123,438	4.32
Mortgage loans held for sale	202,691	1,380	2.72	133,304	1,515	4.55	121,439	1,200	3.95
Investment securities (2)	2,469,050	12,191	2.08	2,307,525	12,097	2.22	2,234,235	11,766	2.24
Other earning assets	663,071	1,037	0.63	402,499	795	0.80	431,603	872	0.80
Total earning assets	16,688,287	160,545	3.87	14,473,439	138,585	3.90	14,144,762	137,276	3.88
Allowance for loan losses	(129,069)			(128,519)			(134,177)
Non-earning assets	1,886,068			1,612,693			1,603,738
Total assets	$18,445,286			$15,957,613			$15,614,323

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,639,140	1,765	0.27	$2,464,760	1,552	0.26	$2,271,836	1,526	0.27
Savings and money market accounts	6,228,052	5,058	0.33	4,834,244	3,375	0.28	4,908,247	3,694	0.30
Certificates of deposit	2,331,537	4,959	0.85	2,150,447	4,411	0.83	2,105,623	4,272	0.80
Total interest-bearing deposits (3)	11,198,729	11,782	0.42	9,449,451	9,338	0.40	9,285,706	9,492	0.41
Short-term borrowings	461,742	220	0.19	747,058	363	0.19	713,384	342	0.19
Long-term debt	446,748	2,866	2.54	423,495	3,080	2.91	395,410	2,762	2.73
Total interest-bearing liabilities	12,107,219	14,868	0.49	10,620,004	12,781	0.49	10,394,500	12,596	0.48
Non-interest-bearing deposits	3,933,468			3,312,357			3,228,773
Non-interest-bearing liabilities	172,473			135,477			159,818
Total liabilities	16,213,160			14,067,838			13,783,091
Total shareholders' equity	2,232,126			1,889,775			1,831,232
	$18,445,286			$15,957,613			$15,614,323

Net interest income/Net interest spread		$145,677	3.38%		$125,804	3.41%		$124,680	3.40%
Tax-equivalent benefit		1,996	0.05		2,040	0.06		2,055	0.06
Net interest income (TE)/Net interest margin (TE) (1)		$147,673	3.52%		$127,844	3.54%		$126,735	3.53%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2015, March 31, 2015 and December 31, 2014 total 0.31%, 0.30% and 0.30% for each three month period.

TABLE 9 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Years Ended
	12/31/2015			12/31/2014			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate	Average Balance	Interest Income/Expense	Yield/Rate	Yield/Rate
Earning assets:
Commercial loans	$9,292,251	$411,351	4.42%	$7,284,247	$359,801	4.95%	(53)
Residential mortgage loans	1,165,524	53,948	4.63	869,510	44,563	5.13	(50)
Consumer loans	2,815,554	141,667	5.03	2,310,339	122,342	5.30	(27)
Total loans	13,273,329	606,966	4.57	10,464,096	526,706	5.04	(47)
Loss share receivable	52,494	(23,500)	(44.15)	120,567	(74,617)	(61.04)	1,689
Total loans and loss share receivable	13,325,823	583,466	4.38	10,584,663	452,089	4.29	9
Mortgage loans held for sale	176,793	6,164	3.49	130,425	5,153	3.95	(46)
Investment securities (2)	2,595,806	53,165	2.17	2,148,963	44,677	2.23	(6)
Other earning assets	553,629	4,063	0.73	371,490	2,896	0.78	(5)
Total earning assets	16,652,051	646,858	3.90	13,235,541	504,815	3.85	5
Allowance for loan losses	(130,808)			(134,830)
Non-earning assets	1,881,463			1,531,283
Total assets	$18,402,706			$14,631,994

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,620,570	6,903	0.26	$2,240,137	6,006	0.27	(1)
Savings and money market accounts	6,274,498	21,063	0.34	4,616,026	12,802	0.28	6
Certificates of deposit	2,260,237	19,137	0.85	1,889,858	14,282	0.76	9
Total interest-bearing deposits (3)	11,155,305	47,103	0.42	8,746,021	33,090	0.38	4
Short-term borrowings	426,011	797	0.18	782,033	1,364	0.17	1
Long-term debt	388,220	11,200	2.85	335,211	10,250	3.02	(17)
Total interest-bearing liabilities	11,969,536	59,100	0.49	9,863,265	44,704	0.45	4
Non-interest-bearing deposits	3,996,821			2,916,509
Non-interest-bearing liabilities	175,315			144,861
Total liabilities	16,141,672			12,924,635
Total shareholders' equity	2,261,034			1,707,359
	$18,402,706			$14,631,994

Net interest income/Net interest spread		$587,758	3.41%		$460,111	3.40%	1
Tax-equivalent benefit		8,604	0.05		8,609	0.06	(1)
Net interest income (TE)/Net interest margin (TE) (1)		$596,362	3.55%		$468,720	3.51%	4

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the years ended December 31, 2015 and 2014 total 0.31% and 0.28%, respectively.

Table 10 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	12/31/2015			9/30/2015			6/30/2015			3/31/15			12/31/2014
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%	$95	$9,439	3.94%
Acquired loans (1)	50	3,277	5.97	49	3,486	5.59	47	3,206	5.82	30	1,896	6.34	29	1,919	5.97
Total loans	$159	$14,226	4.44%	$154	$14,057	4.36%	$146	$13,353	4.38%	$124	$11,630	4.32%	$124	$11,358	4.32%

	12/31/2015			9/30/2015			6/30/2015			3/31/15			12/31/2014
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(11)	87	(1.41)	(8)	92	(0.90)	(9)	85	(1.23)	(9)	67	(2.00)	(6)	55	(1.38)
Total loans	$(11)	$87	(0.33)%	$(8)	$92	(0.24)%	$(9)	$85	(0.30)%	$(9)	$67	(0.33)%	$(6)	$55	(0.23)%

	12/31/2015			9/30/2015			6/30/2015			3/31/15			12/31/2014
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$109	$10,949	3.92%	$105	$10,571	3.90%	$99	$10,147	3.88%	$94	$9,734	3.90%	$95	$9,439	3.94%
Acquired loans (1)	39	3,364	4.56	41	3,578	4.69	38	3,291	4.58	21	1,963	4.28	23	1,974	4.59
Total loans	$148	$14,313	4.11%	$146	$14,149	4.12%	$137	$13,438	4.08%	$115	$11,697	3.99%	$118	$11,413	4.09%

(1) Acquired loans include the impact of the FDIC Indemnification Asset.

Table 11 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2015			9/30/2015			6/30/2015
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$62,977	$44,407	$1.08	$62,565	$42,475	$1.03	$45,191	$30,836	$0.79

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(157)	(102)	—	(2,221)	(1,444)	(0.04)	(1,266)	(823)	(0.02)

Non-interest expense adjustments:
Merger-related expenses	(166)	(108)	—	2,212	1,438	0.04	12,732	8,392	0.22
Severance expenses	1,842	1,197	0.03	304	198	—	406	264	0.01
Impairment of long-lived assets, net of (gain) loss on sale	3,396	2,207	0.05	1,713	1,113	0.03	1,571	1,021	0.03
Other non-operating non-interest expense	(208)	(135)	—	242	157	—	2,050	1,333	0.03
Total non-interest expense adjustments	4,864	3,161	0.08	4,471	2,906	0.07	16,759	11,010	0.29
Income tax benefits	—	(2,041)	(0.05)	—	—	-	—	—	-
Operating earnings (non-GAAP)	67,684	45,425	1.11	64,815	43,937	1.07	60,684	41,023	1.05
Provision for loan losses	11,711	7,612	0.19	5,062	3,291	0.08	8,790	5,713	0.15
Pre-provision operating earnings (non-GAAP)	$79,395	$53,037	$1.30	$69,877	$47,228	$1.15	$69,474	$46,736	$1.20

	For the Three Months Ended
	3/31/2015			12/31/2014 (1)
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$36,205	$25,126	$0.75	$46,122	$35,936	$1.07

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(389)	(252)	(0.01)	(374)	(243)	(0.01)

Non-interest expense adjustments:
Merger-related expenses	9,296	6,139	0.18	1,955	1,496	0.04

Severance expenses	41	27	—	139	91	—
Impairment of long-lived assets, net of (gain) loss on sale	579	376	0.01	1,078	701	0.02
Other non-operating non-interest expense	450	292	0.01	2	1	—
Total non-interest expense adjustments	10,366	6,834	0.20	3,174	2,289	0.07
Income tax benefits	—	—	-	—	(2,959)	(0.09)
Operating earnings (non-GAAP)	46,182	31,708	0.95	48,922	35,023	1.05
Provision for loan losses	5,345	3,475	0.10	6,495	4,222	0.11
Pre-provision operating earnings (non-GAAP)	$51,527	$35,183	$1.05	$55,417	$39,245	$1.17

	For the Years Ended
	12/31/2015			12/31/2014 (1)
	Pre-tax	After-tax (2)	Per share (3)	Pre-tax	After-tax (2)	Per share (3)
Net income (GAAP)	$206,938	$142,844	$3.68	$141,065	$105,382	$3.30

Non-interest income adjustments:
Gain on sale of investments and other non-interest income	(4,033)	(2,621)	(0.07)	(2,757)	(2,319)	(0.07)

Non-interest expense adjustments:
Merger-related expenses	24,074	15,861	0.41	15,093	10,104	0.32
Severance expenses	2,593	1,686	0.04	6,951	4,518	0.14
Impairment of long-lived assets, net of (gain) loss on sale	7,259	4,717	0.12	7,073	4,597	0.14
Other non-operating non-interest expense	2,534	1,647	0.04	(597)	(388)	(0.01)
Total non-interest expense adjustments	36,460	23,911	0.62	28,520	18,831	0.59
Income tax benefits	—	(2,041)	(0.05)	—	(2,959)	(0.09)
Operating earnings (non-GAAP)	239,365	162,093	4.18	166,828	118,935	3.72
Provision for loan losses	30,908	20,090	0.52	19,060	12,389	0.39
Pre-provision operating earnings (non-GAAP)	$270,273	$182,183	$4.70	$185,888	$131,324	$4.12

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2) After-tax amounts computed using a marginal tax rate of 35%.
(3) Diluted per share amounts may not appear to foot due to rounding.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2015	9/30/2015	6/30/2015	3/31/2015	12/31/2014 (1)
Net interest income (GAAP)	$161,160	$155,117	$145,677	$125,804	$124,680
Add: Effect of tax benefit on interest income	2,384	2,185	1,996	2,040	2,055
Net interest income (TE) (Non-GAAP) (2)	163,544	157,302	147,673	127,844	126,735

Non-interest income (GAAP)	52,503	57,478	61,513	48,899	47,072
Add: Effect of tax benefit on non-interest income	590	589	579	588	566
Non-interest income (TE) (Non-GAAP) (2)	53,093	58,067	62,092	49,487	47,638
Taxable equivalent revenues (Non-GAAP) (2)	216,637	215,369	209,765	177,331	174,373
Securities gains and other non-interest income	(157)	(2,221)	(1,266)	(389)	(374)
Taxable equivalent operating revenues (Non-GAAP) (2)	$216,480	$213,148	$208,499	$176,942	$173,999

Total non-interest expense (GAAP)	$138,975	$144,968	$153,209	$133,153	$119,135
Less: Intangible amortization expense	1,795	2,338	2,155	1,523	1,618
Tangible non-interest expense (Non-GAAP) (3)	137,180	142,630	151,054	131,630	117,517
Less: Merger-related expense	(166)	2,212	12,732	9,296	1,955
Severance expense	1,842	304	406	41	139
Loss on sale of long-lived assets, net of impairment	3,396	1,713	1,571	579	1,078
Other non-operating non-interest expense	(208)	242	2,050	450	2
Tangible operating non-interest expense (Non-GAAP) (3)	$132,316	$138,159	$134,295	$121,264	$114,343

Return on average assets (GAAP)	0.90%	0.86%	0.67%	0.64%	0.91%
Effect of non-operating revenues and expenses	0.02	0.03	0.22	0.17	(0.02)
Operating return on average assets (Non-GAAP)	0.92%	0.89%	0.89%	0.81%	0.89%

Efficiency ratio (GAAP)	65.0%	68.2%	73.9%	76.2%	69.4%
Effect of tax benefit related to tax-exempt income	(0.8)	(0.9)	(0.9)	(1.1)	(1.1)
Efficiency ratio (TE) (Non-GAAP) (2)	64.2%	67.3%	73.0%	75.1%	68.3%
Effect of amortization of intangibles	(0.8)	(1.1)	(1.0)	(0.9)	(0.9)
Effect of non-operating items	(2.3)	(1.4)	(7.6)	(5.7)	(1.7)
Tangible operating efficiency ratio (TE) (Non-GAAP) (2) (3)	61.1%	64.8%	64.4%	68.5%	65.7%

Return on average common equity (GAAP)	7.30%	7.09%	5.54%	5.39%	7.79%
Effect of intangibles (3)	3.65	3.73	2.93	2.53	3.67
Effect of non-operating revenues and expenses	0.25	0.36	2.67	2.00	(0.29)
Return on average operating tangible common equity (Non-GAAP)	11.20%	11.18%	11.14%	9.92%	11.17%

(1) Certain balances and amounts in prior periods have been restated for the effect of the adoption of ASU No. 2014-01 on January 1, 2015.
(2) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a marginal tax rate of 35%.
(3) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.